SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:
[X] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

THE ROYCE FUND
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
[X]	No fee required.
[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
1) Title of each class of securities to which transaction applies:

2) Aggregate number of securities to which transaction applies:

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

4) Proposed maximum aggregate value of transaction:

5) Total fee paid:

[ ]	Fee paid previously with preliminary materials.
[ ]

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1) Amount Previously Paid:

2) Form, Schedule or Registration Statement No.:

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4) Date filed:

The Royce Funds
1414 Avenue of the Americas New York, NY 10019 (212) 355-7311 (800) 221-4268

August 26, 2005

Dear Shareholder:

        Enclosed is a Proxy Statement describing proposed changes to the fundamental investment policies of Royce Select Fund I (the "Fund") to be voted on at a Special Meeting of Shareholders of the Fund. In all cases, your vote is extremely important, regardless of the number of shares that you own.

        The proposed changes to the investment policies would bring them current with the policies for Royce Select Fund II and Royce Select Fund III, two new Royce Funds specifically designed for high net worth "qualified clients." These changes will, among other things, give the Fund the ability to sell securities short, invest in restricted securities, borrow money to purchase portfolio securities and invest in other investment companies.

        I believe that each of the proposals is important to the Funds' operations and that the greater flexibility will be beneficial to the shareholders. Please vote your shares promptly by using the enclosed proxy card and postage-paid envelope. Be sure to complete and sign each proxy card. If we have not received your vote as the date of the meeting approaches, you may receive a call from a representative of the Fund to request that you vote and assist you in the voting process. If you have any questions, please call Investor Information at 1-800-221-4268.

Sincerely,

CHARLES M. ROYCE
President

ROYCE SELECT FUND I
1414 Avenue of the Americas
New York, NY 10019

____________

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

____________

TO BE HELD ON OCTOBER 5, 2005

To the Shareholders of
ROYCE SELECT FUND I:

        NOTICE IS HEREBY GIVEN that a Special Meeting of Shareholders (the "Meeting") of ROYCE SELECT FUND I (the "Fund"), a series of The Royce Fund (the "Trust"), will be held at the offices of the Trust, 1414 Avenue of the Americas, New York, New York 10019 (10th Floor), on October 5, 2005 at 12:00 p.m. (Eastern Time), for the following purposes:

1.	To approve changes in the Fund's fundamental policies to permit the Fund to:
(a)	sell securities short;
(b)	borrow money for the purposes of purchasing portfolio securities and/or to collateralize short sale positions in amounts totaling up to one-third of the value of its total assets;
(c)	invest up to 15% of its total assets in restricted securities (including illiquid securities); and
(d)	invest in securities of other investment companies to the extent permitted by the Investment Company Act of 1940, as amended.

2.	To approve changing the Fund's policy prohibiting the writing of call options from a fundamental to a non-fundamental investment restriction.

3.	To transact such other business as may come before the meeting or any adjournment thereof.

        The Board of Trustees has fixed the close of business on August 19, 2005 as the record date for the determination of those shareholders entitled to vote at the Meeting, and only holders of record at the close of business on that date will be entitled to vote.

        A complete list of the shareholders of the Fund entitled to vote at the Meeting will be available and open to the examination of any shareholder of the Fund for any purpose relevant to the Meeting during ordinary business hours from and after September 15, 2005, at the office of the Trust, 1414 Avenue of the Americas, New York, New York.

IMPORTANT

        To save the Fund the expense of additional proxy solicitation, please insert your instructions on the enclosed Proxy, date and sign it and return it in the enclosed envelope (which requires no postage if mailed in the United States), even if you expect to be present at the Meeting. The Proxy is solicited on behalf of the Board of Trustees, is revocable and will not affect your right to vote in person in the event that you attend the Meeting.

By order of the Board of Trustees.

John E. Denneen, Secretary

Dated: August 26, 2005

PROXY STATEMENT

ROYCE SELECT FUND I
1414 Avenue of the Americas
New York, NY 10019

SPECIAL MEETING OF SHAREHOLDERS
October 5, 2005

INTRODUCTION

        The enclosed Proxy is solicited on behalf of the Trustees of The Royce Fund (the "Trust") for use at a Special Meeting of Shareholders (the "Meeting") of Royce Select Fund I (the "Fund"), a series of the Trust, to be held at the offices of the Trust, 1414 Avenue of the Americas, New York, New York 10019 (10th Floor), at 12:00 p.m., Eastern Time, on October 5, 2005 and at any adjournments thereof. The approximate mailing date of this Proxy Statement is August 26, 2005.

        The purpose of the Meeting is to vote on certain proposed changes to the fundamental investment policies of the Fund. The Board of Trustees of the Trust asks that shareholders approve changes to the Fund's investment policies to permit the Fund, subject to limitations discussed below, to sell securities short, borrow money for investment purposes, invest in restricted or illiquid securities and invest in the securities of other investment companies. In addition, shareholders of the Fund are being asked to change the Fund's policy prohibiting the Fund from writing call options from fundamental to non-fundamental.

        All properly executed Proxies received prior to the Meeting will be voted at the Meeting in accordance with the instructions marked thereon or otherwise as provided therein. Unless instructions to the contrary are marked, Proxies will be voted "FOR" the approval of the proposed changes to the Fund's fundamental policies.

        You may revoke your Proxy at any time before it is exercised by sending written instructions to the Secretary of the Trust at the Trust's address indicated above or by filing a new Proxy with a later date, and any shareholder attending the Meeting may vote in person, whether or not he or she has previously filed a Proxy.

        The cost of soliciting proxies will be borne by Royce & Associates, LLC ("Royce"), the Fund's investment adviser, which will reimburse brokerage firms, custodians, nominees and fiduciaries for their expenses in forwarding proxy material to the beneficial owners of the Fund's shares. Some officers and employees of the Trust, Royce and/or Royce Fund Services, Inc. ("RFS"), the Fund's distributor, may solicit proxies personally and by telephone, if deemed desirable. Shareholders vote at the Meeting by casting ballots (in person or by proxy) which are tabulated by one or two persons, appointed by the Board of Trustees before the Meeting, who serve as Inspectors and Judges of Voting at the Meeting and who have executed an Inspectors and Judges Oath. Neither abstentions nor broker non-votes are counted in the tabulation of such votes.

        The Board of Trustees has set the close of business on August 19, 2005 as the record date (the "Record Date") for determining those shareholders of the Fund entitled to notice of and to vote at the Meeting or any adjournment thereof, and only holders of record at the close of business on that day will be entitled to vote. Each share is entitled to one vote on each item of business at the Meeting (proportional voting rights for fractional shares held). The vote required for approval of Proposals 1 and 2 (changes to fundamental investment policies) is a majority of the Fund's outstanding voting securities as defined in the Investment Company Act of 1940, as amended, which is the lesser of (i) a majority of the Fund's outstanding voting securities or (ii) 67% or more of those represented if more than 50% of the Fund's shares are represented at the Meeting.

        The Board of Trustees knows of no business other than that stated in Proposals 1 and 2 of the Notice of Meeting that will be presented for consideration at the Meeting. If any other matter is properly presented at the Meeting or any adjournment thereof, it is the intention of the persons named on the enclosed proxy card to vote in accordance with their best judgment.

        Information About Share Ownership

        As of the Record Date, there were [ ] shares of beneficial interest of the Fund outstanding. As of that date, the persons listed in Appendix 1 to this Proxy Statement were known to the Trust to be beneficial owners or owners of record of 5% or more of the Fund's outstanding shares. In addition, Appendix 1 contains information regarding the ownership of the Fund's shares by the Trustees and officers of the Trust.

        As of the Record Date, all of the Trustees and officers of the Trust as a group owned
[       ] shares of the Fund ([       ]% of the outstanding shares).

PROPOSAL 1: Approval or Disapproval of ChangeS in the Fund's Fundamental Policies to Permit the Fund to Engage in Certain Transactions

        The Board of Trustees of the Trust has approved, and unanimously recommends to the Fund's shareholders for their approval, a proposal to change certain of the Fund's fundamental investment policies to permit the Fund to: (a) sell securities short; (b) borrow for the purpose of purchasing portfolio securities and/or to collateralize short sale positions in an amount up to one-third the value of its total assets; (c) invest up to 15% of its total assets in restricted securities (including illiquid securities); and (d) invest in securities of other investment companies to the extent permitted by the Investment Company Act of 1940, as amended. Royce and the Trust's Board of Trustees believe the proposed changes are appropriate and in the best interests of the Fund's shareholders because (i) they will give Royce more flexibility to seek to achieve the Fund's investment goal of long-term growth of capital and (ii) they will conform the Fund's investment policies to those of other series of the Trust with the same investment goal that commenced operations after the Fund and that are, like the Fund, designed specifically for high net worth "qualified investors".

        Current Fundamental Policies

        Currently, the Fund may not, as a matter of fundamental policy: (a) sell securities short; (b) borrow money for the purposes of purchasing portfolio securities and other instruments; (c) invest in restricted securities or invest more than 10% of its assets in illiquid securities; or (d) invest in the securities of other investment companies.

        Proposed Fundamental Policies

        Short Sales

        If Proposal 1(a) is approved by the Fund's shareholders, the Fund will be permitted to sell securities short to either offset potential declines in long positions in similar securities or in order to seek to enhance return. The Fund's current fundamental investment restrictions which state that the Fund may not "sell securities short" would be eliminated. Short sale transactions will involve either the equity securities of a specific company or passively managed, exchange-traded funds that track the performance of a market index ("ETF's"). The Fund may establish such positions when Royce anticipates a decline in the market price of a security because Royce believes (i) it is issued by a company with a highly leveraged balance sheet, limited growth prospects and/or that is poorly managed or (ii) a company's securities, or an ETF, are otherwise over-priced. The short positions of the Fund's portfolio will not be subject to any market capitalization restrictions, and the Fund may short the securities of larger capitalization companies and either focused and/or broad-based market indices. The Fund will not sell short securities representing more than 35% of its total assets.

        The Fund's use of short sales will involve additional investment risk and transaction costs. A short sale is a transaction in which the Fund sells a security it does not own in anticipation that the market price for that security will decline. When the Fund makes a short sale, it must borrow the security sold short to make delivery to the buyer. Short sales must be fully collateralized in a segregated account. The Fund is then obligated to replace the security it borrowed by purchasing it at the market price at the time of replacement. The price at such time may be more or less than the price at which the security was sold short by the Fund. The Fund may have to pay a premium to borrow the security and is obligated to pay the lender amounts equal to any dividends declared or interest that accrues during the period of the loan. While short sales can be used to further the Fund's investment objective, under certain market conditions they can increase the volatility of the Fund and may lower the Fund's return or result in losses, which may potentially be unlimited. The Fund may not be able to close out a short position at an acceptable time or price because it has to borrow the securities to effect the short sale and, if the lender demands that the securities be returned, the Fund must deliver them promptly, either by borrowing from another lender or buying the securities in the open market. If this occurs at the same time other short sellers are trying to borrow or buy in the securities or the price of the security is otherwise rising, a "short squeeze" could occur, causing the stock price to rise and making it more likely that the Fund will have to cover its short position at an unfavorable price. The risk of a "short squeeze" is significantly higher when the Fund is seeking to close out a short position in a small- or micro-cap security that it would be for a larger-cap security because of such securities lower trading volume.

        Short sales are also subject to special tax rules which will impact the character of gains and losses realized and affect the timing of income recognition. Short sales entered into by the Fund may increase the amount of ordinary income dividends received by shareholders and may impact the amount of qualified dividend income and income eligible for the dividends received deduction that it is able to pass through to shareholders.

        The Fund will, under normal market conditions, continue to invest at least 80% of its long investments in equity securities of small-cap (less than $2.5 billion in market capitalization at the time of investment) and micro-cap (less than $500 million in market capitalization at the time of investment) companies.

        Borrowing

        The Fund is currently subject to a fundamental investment restriction that states that the Fund may not "borrow money except from banks as a temporary measure for extraordinary or emergency purposes in an amount not exceeding 5% of the Fund's total assets." If Proposal 1(b) is approved, this fundamental investment restriction would be amended to permit the Fund to borrow money in order to increase its holdings of portfolio securities and/or to collateralize short sale positions in an amount not to exceed one-third of the value of its total assets. At all times when borrowings are outstanding, the Fund must maintain at least 300% "asset coverage," meaning that the total assets of the Fund must have a value of at least 300% of all amounts borrowed. Currently, the Fund may only borrow money from banks as a temporary measure for extraordinary or emergency purposes in an amount not to exceed 5% of its total assets. Borrowing will exaggerate the effect of any increase or decrease in the market price of securities in the Fund's portfolio, on the Fund's net asset value and therefore, may increase the volatility of the Fund. Money borrowed will be subject to interest and other costs. These costs may exceed the gain on securities purchased with borrowed funds. It is anticipated that such borrowings would be pursuant to a negotiated agreement with a bank or by means of reverse repurchase agreements with other institutional lenders, such as broker dealers.

        Restricted or Illiquid Securities

        The Fund is currently subject to a fundamental investment restriction stating that the Fund may not "invest in restricted securities" and may not invest more than "10% of its assets in securities for which market quotations are not readily available (i.e., illiquid securities)." If Proposal 1(c) is approved, the Fund's fundamental investment restrictions would be amended to permit it to invest up to 15% of its of its net assets in restricted securities (including illiquid securities).  Illiquid securities include securities subject to contractual or legal restrictions on resale because they are not registered under the Securities Act of 1933 (the "Securities Act") and other securities for which market quotations are not readily available. Securities which are not registered under the Securities Act are referred to as private placements or restricted securities and are purchased directly from the issuer, a control person of the issuer or another investor holding such securities.

        A large institutional market has developed for these unregistered privately placed restricted securities, including foreign securities. Institutional investors depend on an efficient institutional market in which the unregistered security can be readily resold or on an issuer's ability to honor a demand for repayment. Notwithstanding the fact that these securities may be subject to contractual or legal restrictions on resale to the general public or to certain institutions, unregistered securities that can be sold in accordance with Rule 144A under the Securities Act will not be considered illiquid so long as Royce determines that an adequate trading market exists for the security. Rule 144A allows an institutional trading market for securities otherwise subject to restriction on resale to the general public. An insufficient number of qualified institutional buyers interested in purchasing certain restricted securities held by the Fund, however, could adversely affect the marketability of such portfolio securities, and the Fund might be unable to dispose of such securities promptly or at reasonable prices.

        Securities of Other Investment Companies

        The Fund's current fundamental investment restrictions state that the Fund may not "invest in the securities of other investment companies." If Proposal 1(d) is approved, this fundamental investment restriction will be eliminated and the Fund will be permitted to invest in other investment companies to the extent permitted under the Investment Company Act of 1940, as amended. In general, this means that the Fund will be permitted to invest up to 10% of its total assets in the securities of other investment companies (open or closed-end), including up to 5% of its total assets in the securities in any one other investment company, provided that the Fund does not own more than 3% of the total outstanding voting stock of such investment company.

        Reasons for the Proposal

        Royce has proposed that the Fund change certain of each of the fundamental policies of the Fund as described above in Proposal 1(a)-(d) of this Proxy. Royce advised the Board that each of these changes seek to benefit shareholders because (i) they will give Royce more flexibility to seek to achieve the Fund's investment goal of long-term growth of capital and (ii) they will conform the Fund's investment policies to those of other series of the Trust with the same investment goal that commenced operations after the Fund and that are, like the Fund, designed specifically for high net worth "qualified investors."

        At a meeting of the Board of Trustees held on August 9, 2005, the Board considered the impact of each of the proposed changes to the Fund's fundamental investment policies and weighed the potential advantages of increased investment flexibility with the possibility that the changes would cause the Fund to engage in investment strategies that involve increased risk and could result in lower returns for Fund shareholders.  The Board concluded that recommending approval of Proposal 1(a)-(d) was in the best interests of shareholders because the proposal potentially benefits shareholders with improved performance by allowing Royce to seek broader opportunities appropriate for a Fund designed for high net worth "qualified investors" to achieve the Fund's investment goal of long-term growth of capital.

        Recommendation of the Trustees; Required Votes

        The Trustees unanimously recommend that the Fund's shareholders vote to approve the changes to the Fund's fundamental policies. Such approval must be by the favorable vote of the lesser of (i) more than 50% of the Fund's outstanding shares or (ii) 67% or more of the Fund's shares present at the Meeting, if the holders of more than 50% of the Fund's shares are present or represented at the Meeting.

PROPOSAL 2: TO CHANGE THE INVESTMENT RESTRICTION PROHIBITING THE FUND FROM WRITING CALL OPTIONS FROM A FUNDAMENTAL TO A NON-FUNDAMENTAL INVESTMENT RESTRICTION

        The Board of Trustees of the Trust has approved and unanimously recommends to the Fund's shareholders for their approval, a proposal to change the investment restriction prohibiting the Fund from writing call options from a fundamental to a non-fundamental investment restriction. This change would conform the Fund's policy on writing call options to the policies of the other later series of the Trust with the same investment goal designed for high net worth "qualified investors."

        Writing Call Options

        The Fund's current fundamental investment restrictions state that the Fund may not "write call options on its portfolio securities." If Proposal 2 is approved, this restriction would become a non-fundamental restriction subject to change only by the Trust's Board of Trustees and only with written notice to shareholders. If the Fund were permitted to write (i.e., sell) call options to produce income to the Fund through premiums received on such transactions and to otherwise enhance returns. A call option is a contract that provides the holder or buyer of the option the right (not the obligation) to purchase the underlying securities from the Fund at a fixed price ("exercise price") at or before a certain time.  The holder or buyer of a call option pays a premium upon entering into the option contract. While the Fund will receive a premium on the option contracts that it writes, it is exposed to changes in the value of the underlying asset.

        The Fund would be permitted to write "uncovered" or "covered" call options. A call option is uncovered if the Fund does not own the underlying security that it has written an option on. In writing uncovered options, the Fund assumes the risk of a theoretically unlimited increase in the market price of the underlying security above the exercise price of the option. The securities necessary to satisfy the exercise of the call option may be unavailable for purchase except at much higher prices. A call option is covered if the Fund (a) owns the underlying security that is subject to the call; or (b) has an absolute or immediate right to acquire that security without additional cash consideration upon conversion or exchange of other securities held in its portfolio. The seller in this instance assumes the risk of a decline in the market price below the purchase price of the underlying security less the premium received and foregoes the opportunity for gain on the underlying security above the exercise price of the option.

        It is anticipated that this call option writing strategy would be utilized in flat or falling markets where the income from premiums exceeds the aggregate appreciation of the underlying securities over their exercise price. However, in a rapidly rising market where the aggregate appreciation of the underlying securities over their exercise prices exceeds the income from premiums, the Fund will not receive a benefit from this strategy. Because the Fund would not have control over the exercise of the call options it writes, it may be required to purchase the underlying securities at unfavorable prices (in the case of uncovered call options) or sell the underlying securities and realize capital gains or losses at inopportune times (in the case of covered call options) in order to meet its obligations under option contracts.

        Call option premiums received by the Fund would be recognized upon exercise, lapse or other disposition of the option and generally would be treated by the Fund as short-term capital gain (or loss) and, as such, would increase the portion of dividends taxed to shareholders of the Fund at ordinary income tax rates.

        If this Proposal is adopted, the Fund would still be prohibited from writing call options by a non-fundamental investment restriction subject to elimination or change by action of the Trust's Board of Trustees after not less than 30 days prior written notice to the Fund's shareholders. Royce has no current intention to request that the Board consider removing the non-fundamental investment restriction prohibiting the Fund from writing call options, so that adoption of this Proposal is not expected to affect the way the Fund's assets are managed.

        Recommendation of the Trustees; Required Votes

        The Trustees unanimously recommends that the Fund's shareholders vote to approve the change to the investment restriction prohibiting the Fund from writing call options from a fundamental to a non-fundamental restriction. Such approval must be by the favorable vote of the lesser of (i) more than 50% of the Fund's outstanding shares or (ii) 67% or more of the Fund's shares present at the Meeting, if the holders of more than 50% of the Fund's shares are present or represented at the Meeting.

        Adjournment of Meeting; Other Matters

        A quorum of shareholders is necessary to hold a valid meeting. Under the By-laws of the Trust, a quorum will exist if shareholders entitled to vote more than 50% of the issued and outstanding shares of the Fund on the Record Date are present at the Meeting in person or by proxy. Abstentions are counted for the purposes of determining both the presence or absence of a quorum at the Meeting and the total number of shares present at the Meeting.   Broker non-votes will not count as shares present for purposes of establishing a quorum. In the event that sufficient votes in favor of Proposals 1(a)-(d) or 2 are not received by the time scheduled for the Meeting, the persons named as proxies may propose one or more adjournments of the Meeting to permit further solicitation of proxies for such Proposal. Any such adjournment will require the affirmative vote of a majority of the shares present in person or by proxy at the session of the Meeting to be adjourned. The persons named as proxies will vote in favor of such adjournment those proxies which they are entitled to vote in favor of Proposals 1(a)-(d) or 2. They will vote against any such adjournment those proxies required to be voted against Proposals 1(a)-(d) or 2.

        While the Meeting has been called to transact any business that may properly come before it, the only matters which the Trustees intend to present are the matters stated in the Notice of Special Meeting. However, if any additional matter properly comes before the Meeting and on all matters incidental to the conduct of the Meeting, it is the intention of the persons named in the enclosed proxy to vote the proxy in accordance with their judgment on such matters unless instructed to the contrary.

        Under the New York Stock Exchange rules that govern brokers who have record ownership of shares that are held in "street name" for their customers, who are the beneficial owners of the shares, brokers have the discretion to vote such shares on routine matters, but do not have the discretion to vote such shares on non-routine matters.  With respect to the Proposals, it is not expected that brokers will be permitted to vote Fund shares in their discretion.  Because there are only two Proposals being presented for shareholder votes and the Proposals are non-routine matters, there will not be any broker non-votes.

        Address of the Investment Adviser

        Royce's principal office is located at 1414 Avenue of the Americas, New York, New York 10019.

        Address of the Distributor

        RFS's principal office is located at 1414 Avenue of the Americas, New York, New York 10019.

        Annual Report Delivery

        The Fund's Annual Report to Shareholders for the year ended December 31, 2004 was previously mailed to shareholders, and its Semi-Annual Report to Shareholders for the six months ended June 30, 2005 will be mailed to shareholders in late August 2005. Copies of the Annual Report are available, and copies of the Semi-Annual Report will be available in late August, upon request, without charge, by writing to the Trust at 1414 Avenue of the Americas, New York, New York 10019 or calling toll-free at 1-800-221-4268.

        Shareholder Proposals

        Neither the Fund nor the Trust holds annual shareholder meetings. Shareholders wishing to submit proposals for inclusion in a proxy statement for a subsequent Trust or Fund shareholder meeting should send their written proposals to the Secretary of the Trust, 1414 Avenue of the Americas, New York, New York 10019.

         Proxy Delivery

         If you and another shareholder share the same address, the Trust may send only one proxy statement unless you or the other shareholder(s) request otherwise.  Call or write to the Trust if you wish to receive a separate copy of the proxy statement, and the Trust will promptly mail a copy to you.  You may also call or write to the Trust if you wish to receive a separate proxy in the future, or if you are receiving multiple copies now, and wish to receive a single copy in the future.  For such requests, call 1-800-221-4268, or write the Trust at 1414 Avenue of the Americas, New York, New York 10019.

        PLEASE FILL IN, DATE AND SIGN THE PROXY AND RETURN IT IN THE ACCOMPANYING POSTAGE-PAID ENVELOPE.
By order of the Board of Trustees.

John E. Denneen, Secretary

Dated: August 26, 2005

Appendix 1

        The following persons were known to the Trust to be beneficial owners or owners of record of 5% or more of the Fund's outstanding shares of beneficial interest as of the Record Date:

Name and Address of Owner	Amount and Nature of Ownership	Percent of Shares

        Information regarding the ownership of the Fund's shares by the Trust's Trustees and officers as of the Record Date is set forth in the table below:

Name and Address* of Owner	Amount and Nature of Ownership	Percent of Shares
Charles M. Royce
Donald R. Dwight
Mark R. Fetting
Richard M. Galkin
Stephen L. Isaacs
William L. Koke
Arthur S. Mehlman
David L. Meister
G. Peter O'Brien
John D. Diederich
Jack E. Fockler, Jr.
W. Whitney George
Daniel A. O'Byrne
John E. Denneen
Lisa Curcio
* The address of each Trustee and officer is 1414 Avenue of the Americas, New York, New York 10019

ROYCE SELECT FUND I,
A SERIES OF THE ROYCE FUND

PROXY	PROXY

1414 Avenue of the Americas
New York, NY 10019

This Proxy is solicited on behalf of the Board of Trustees.

The undersigned hereby appoints Charles M. Royce and John E. Denneen, or either of them acting in absence of the other, as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse, all shares of beneficial interest of the Fund held of record by the undersigned on August 19, 2005 at the Special Meeting of Shareholders of Royce Select Fund I to be held on October 5, 2005, and at any adjournment thereof.

This Proxy, when properly executed, will be voted in the manner directed by the undersigned stockholder. If no direction is made, this Proxy will be voted FOR Proposals 1(a)-(d) and 2.

PLEASE VOTE, DATE AND SIGN ON REVERSE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

Please sign exactly as your name(s) appear(s) on other side. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

HAS YOUR ADDRESS CHANGED?	DO YOU HAVE ANY COMMENTS?
______________________________	______________________________
______________________________	______________________________
______________________________	______________________________

X PLEASE MARK VOTES
AS IN THIS EXAMPLE

_____________________________________________

ROYCE SELECT FUND I

_____________________________________________

Proposal		For / /	Withhold / /	Abstain / /
1. Approve changes in the Fund's fundamental policies to permit the Fund to:
(a)	sell securities short;	/ /	/ /	/ /
(b)	borrow money for the purposes of purchasing portfolio securities and/or to collateralize short sale positions in amounts totaling up to one-third of the value of its total assets;	/ /	/ /	/ /
(c)	invest up to 15% of its total assets in restricted securities (including illiquid securities); and	/ /	/ /	/ /
(d)	invest in securities of other investment companies to the extent permitted by the Investment Company Act of 1940, as amended.	/ /	/ /	/ /

2. Approve changing the Fund's policy prohibiting the writing of call options from a fundamental to a non-fundamental investment restriction.		/ /	/ /	/ /

3. The proxies are authorized to vote upon such other business as may properly come before the meeting.

Please be sure to sign and date this Proxy.	Date:	Mark box at the right [ ] if an address change or comment has been noted on the reverse side of this card.

Shareholder sign here	Co-owner sign here	RECORD DATE SHARES:
_________________	_________________	_________________
CONTROL NUMBER:
_________________